Exhibit 10.3

AMENDMENT OF BURLINGTON NORTHERN SANTA FE

SUPPLEMENTAL INVESTMENT AND RETIREMENT PLAN

WHEREAS, Burlington Northern Santa Fe Corporation (the “Company”) maintains the Burlington Northern Santa Fe Corporation Supplemental Investment and Retirement Plan, effective January 1, 1997, as amended (the “Plan”); and

WHEREAS, pursuant to Section 8.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable in light of the passage of the American Jobs Creation Act of 2004;

RESOLVED, that the Plan shall be amended as follows:

Second Amendment of the

BURLINGTON NORTHERN SANTA FE CORPORATION

SUPPLEMENTAL INVESTMENT AND RETIREMENT PLAN

1.	The second sentence of Section 2.1 shall be deleted and the following inserted in its stead, effective as of January 1, 2005:

Employees shall be eligible to commence participation in the Plan 30 days after they become members of the class of highly-compensated employees described in the preceding sentence.

2.	Sections 4.1(a) and (b) shall be amended by substituting “25%” for “15%” wherever such term appears, effective as of April 1, 2004, to reflect commitments made by the Company in April, 2004.

3.	Section 4.1(c) shall be deleted and the following inserted in its stead, effective as of January 1, 2005:

(c) Such elections shall be made at such time and in such manner as the Committee shall provide by the close of the year before the year in which the services giving rise to the eligible compensation are performed, provided, however, that the Committee may prescribe such other time or times as are consistent with Section 409A of the Code. In the case of the first year in which a Participant becomes eligible to participate in the Plan, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the participant becomes eligible to participate in the Plan. An election must specify the percentage, if any, which the Participant chooses to defer and authorize his Employing Company to make regular payroll deductions.

4.	Sections 6.1 is amended to read as follows, effective as of January 1, 2005:

Section 6.1 Separation from Service. Subject to the provisions of subsection 1.5 and such other rules as the Committee may establish, upon a Participant’s death or separation from service, the Participant’s entire Account balance, including the Employer’s Matching Contribution on amounts deferred prior to the Participant’s death or separation date, shall be paid to or on account of the Participant as follows:

(a) in a single lump sum payment as soon as practicable after his date of death;

(b) in a single lump sum payment on March 1 of the year following separation (or in the case of a “key employee” as defined in Section 416(i) of the Code without regard to paragraph (5) thereof, the date which is no earlier than 6 months after the date of separation from service); or

(c) if elected by the Participant (i) prior to January 1, 2005, and at least one year prior to the distribution or (ii) within 30 days after the date he becomes eligible to participate in the Plan, in annual installments over a period of five or fewer years, beginning July 31 of the calendar year following the date of his separation from service.

5.	The following sentence is inserted at the end of Section 6.4, effective as of January 1, 2005:

Notwithstanding the previous provisions of this section, no hardship distribution may be made after December 31, 2004.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

FURTHER RESOLVED, that the Chief Executive Officer of the Company is authorized to make changes to the Plan and participant elections to the extent that the Chief Executive Officer determines such changes to be necessary, advisable, or appropriate to conform the Plan to the requirements of the American Jobs Creation Act of 2004, to assure the efficient administration of the Plan, or to assure that the operation of the Plan is consistent with its purposes.

FURTHER RESOLVED, that the officers of the Company are each hereby authorized and empowered on behalf and in the name of the Company to take all such further actions, to execute all such other agreements, instruments and documents, pay all such taxes, fees and expenses, and to do such other acts and things as such officer or officers, in his, her or their discretion shall deem necessary or expedient for the accomplishment of the purposes of the foregoing resolutions, and any actions already taken for the purposes of accomplishing the foregoing resolutions are hereby ratified and approved.

Burlington Northern Santa Fe Corporation

Meeting of the Board of Directors

December 9, 2004